Exhibit 99.1

Bridgewater Bancshares, Inc. Announces Record Second Quarter 2019 Earnings

Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $8.0 million for the second quarter of 2019, an 18.7% increase over net income of $6.7 million for the second quarter of 2018. Net income per diluted common share for the second quarter of 2019 was $0.26, a 19.4% increase, compared to $0.22 per diluted common share for the same period in 2018.

“Our focus on profitable growth has led to record earnings in the second quarter of 2019,” noted Chairman, Chief Executive Officer, and President, Jerry Baack. “Double-digit loan and deposit growth supported by positive trends in net interest margin, favorable operating leverage, and consistently solid asset quality have all contributed to our strong financial results. We are encouraged by the positive momentum in new client acquisition activity since entering the St. Paul market last fall and are pleased with our growing brand awareness as we establish ourselves as the only locally led, publicly traded community bank within the Twin Cities market.”

Second Quarter 2019 Financial Results

		Basic	Diluted	Adjusted	Tangible book
ROA	ROE	Earnings per share	Earnings per share	efficiency ratio (1)	value per share (2)
1.55%	13.88%	$0.27	$0.26	42.7%	$7.78

(1)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Linked-Quarter Highlights

•	Net income was $8.0 million for the second quarter of 2019, compared to $7.0 million for the first quarter of 2019, an increase of $1.0 million, or 14.1%.

•	Diluted earnings per common share were $0.26 for the second quarter of 2019, compared to $0.23 for the first quarter of 2019, an increase of 15.6%.

•	Tangible book value per share, a non-GAAP financial measure, increased 2.7%, or $0.20, to $7.78 at June 30, 2019, compared to $7.58 at March 31, 2019.

•

Annualized return on average assets (ROA) and return on average common equity (ROE) for the second quarter of 2019 were 1.55% and 13.88%, respectively, compared to annualized ROA and ROE of 1.42% and 12.60%, respectively, for the first quarter of 2019.

•	Gross loans increased $61.3 million, or 14.3% on an annualized basis, to $1.78 billion at June 30, 2019, compared to March 31, 2019.

•	Deposits increased $55.6 million, or 13.6% on an annualized basis, to $1.70 billion at June 30, 2019, compared to March 31, 2019.

•	The ratio of nonperforming assets to total assets was 0.07% at June 30, 2019, compared to 0.08% at March 31, 2019.

•

The adjusted efficiency ratio, a non-GAAP financial measure which excludes the impact of the amortization of tax credit investments from noninterest expense, was 42.7% for the second quarter of 2019, compared to 43.1% for the first quarter of 2019.

Year-Over-Year Highlights

•	Net income was $8.0 million for the second quarter of 2019, compared to $6.7 million for the second quarter of 2018, an increase of $1.3 million, or 18.7%.

•	Diluted earnings per common share were $0.26 for the second quarter of 2019, compared to $0.22 for the second quarter of 2018, an increase of 19.4%.

•	Tangible book value per share, a non-GAAP financial measure, increased 15.7%, or $1.05, to $7.78 at June 30, 2019, compared to $6.73 at June 30, 2018.

•	Annualized ROA and ROE for the second quarter of 2019 were 1.55% and 13.88%, respectively, compared to annualized ROA and ROE of 1.58% and 13.39%, respectively, for the second quarter of 2018.

•	Gross loans increased $321.6 million, or 22.0%, at June 30, 2019, compared to June 30, 2018.

•	Deposits increased $284.6 million, or 20.1%, at June 30, 2019, compared to June 30, 2018.

•	The ratio of nonperforming assets to total assets was 0.07% at June 30, 2019, compared to 0.05% at June 30, 2018.

•

The adjusted efficiency ratio, a non-GAAP financial measure which excludes the impact of the amortization of tax credit investments from noninterest expense, was 42.7% for the second quarter of 2019, compared to 39.0% for the second quarter of 2018.

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Per Common Share Data (1)
Basic Earnings Per Share	$0.27	$0.23	$0.22	$0.50	$0.45
Diluted Earnings Per Share	0.26	0.23	0.22	0.49	0.45
Book Value Per Share	7.90	7.70	6.85	7.90	6.85
Tangible Book Value Per Share (2)	7.78	7.58	6.73	7.78	6.73
Basic Weighted Average Shares Outstanding	29,703,024	30,097,638	30,059,374	29,899,241	27,919,457
Diluted Weighted Average Shares Outstanding	30,312,039	30,706,736	30,486,801	30,510,180	28,345,844
Shares Outstanding at Period End	28,986,729	30,097,674	30,059,374	28,986,729	30,059,374

Selected Performance Ratios
Return on Average Assets (Annualized)	1.55%	1.42%	1.58%	1.49%	1.53%
Return on Average Common Equity (Annualized)	13.88	12.60	13.39	13.25	14.56
Return on Average Tangible Common Equity (Annualized) (2)	14.10	12.81	13.64	13.47	14.88
Yield on Interest Earning Assets	5.05	4.99	4.88	5.02	4.83
Yield on Total Loans, Gross	5.33	5.27	5.29	5.30	5.20
Cost of Interest Bearing Liabilities	2.07	2.06	1.52	2.07	1.45
Cost of Total Deposits	1.46	1.46	1.03	1.46	0.97
Net Interest Margin (3)	3.60	3.54	3.82	3.57	3.80
Efficiency Ratio (2)	50.1	44.1	39.0	47.2	40.8
Adjusted Efficiency Ratio (4)	42.7	43.1	39.0	42.9	40.8
Noninterest Expense to Average Assets (Annualized)	1.84	1.59	1.51	1.72	1.57
Adjusted Noninterest Expense to Average Assets (Annualized) (4)	1.57	1.55	1.51	1.56	1.57
Loan to Deposit Ratio	105.0	104.9	103.4
Core Deposits to Total Deposits	78.3	75.8	76.4
Tangible Common Equity to Tangible Assets (2)	10.64	11.16	11.56

Capital Ratios (Bank Only)
Tier 1 Leverage Ratio	10.99%	10.88%	11.32%
Tier 1 Risk-based Capital Ratio	11.73	11.71	12.44
Total Risk-based Capital Ratio	12.67	12.83	13.60

(1)

Includes shares of common stock and non-voting common stock. On October 25, 2018, the Company exchanged shares of common stock for all of the outstanding shares of non-voting common stock. Following the exchange, no shares of non-voting common stock were outstanding.

(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Selected Financial Data

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018
Selected Balance Sheet Data
Total Assets	$2,123,631	$2,048,111	$1,973,741	$1,885,793	$1,752,918
Total Loans, Gross	1,784,903	1,723,629	1,664,931	1,599,964	1,463,320
Allowance for Loan Losses	21,362	20,607	20,031	18,949	17,666
Goodwill and Other Intangibles	3,582	3,630	3,678	3,726	3,773

Deposits	1,699,265	1,643,666	1,560,934	1,479,088	1,414,691
Tangible Common Equity (1)	225,555	228,145	217,320	207,126	202,154
Total Shareholders' Equity	229,137	231,775	220,998	210,852	205,927
Average Total Assets - Quarter-to-Date	2,069,707	2,011,174	1,948,909	1,816,485	1,715,335
Average Common Equity - Quarter-to-Date	231,374	225,844	215,254	208,773	202,101

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Selected Income Statement Data
Interest Income	$25,520	$24,267	$20,392	$49,787	$39,102
Interest Expense	7,382	7,136	4,493	14,518	8,440
Net Interest Income	18,138	17,131	15,899	35,269	30,662
Provision for Loan Losses	600	600	900	1,200	1,500
Net Interest Income after Provision for Loan Losses	17,538	16,531	14,999	34,069	29,162
Noninterest Income	1,134	634	485	1,768	872
Noninterest Expense	9,474	7,885	6,464	17,359	12,996
Income Before Income Taxes	9,198	9,280	9,020	18,478	17,038
Provision for Income Taxes	1,189	2,262	2,274	3,451	4,342
Net Income	$8,009	$7,018	$6,746	$15,027	$12,696

Income Statement

Net Interest Income

Net interest income was $18.1 million for the second quarter of 2019,  an increase of $1.0 million, or 5.9%, from $17.1 million in the first quarter of 2019, and an increase of $2.2 million, or 14.1%, from  $15.9 million in the second quarter of 2018.  The linked-quarter increase in net interest income was driven by growth in average loans at higher rates. The year-over-year increase in net interest income was largely attributable to growth in average interest earning assets, which increased by 20.5% to $2.05 billion for the second quarter of 2019, from $1.70 billion for the second quarter of 2018. This increase in average interest earning assets was primarily due to continued organic growth in the loan portfolio.

Net interest margin (on a fully tax-equivalent basis) for the second quarter of 2019 was 3.60%, a six basis point increase from 3.54% in the first quarter of 2019 and a 22 basis point decrease from 3.82% in the second quarter of 2018.  While the linked-quarter increase in net interest margin can be attributed to the repricing of variable-rate loans and the origination of new loans at higher rates, the primary driver of margin expansion was the cost of funds stabilization. On a year-over-year basis, net interest margin also benefitted from increased repricing of variable-rate loans and the origination of new loans at higher rates; however, it compressed due to decreased loan fees recognized and increased rates paid on deposits and borrowings.

Interest income was $25.5 million for the second quarter of 2019, an increase of $1.3 million, or 5.2%, from $24.3 million in the first quarter of 2019, and an increase of  $5.1 million, or 25.1%, from $20.4 million in the second quarter of 2018. The yield on interest earning assets (on a fully tax-equivalent basis) rose to 5.05% in the second quarter of 2019, compared to 4.99% in the first quarter of 2019 and 4.88% in the second quarter of 2018.

Loan interest income and loan fees remain the primary contributing factors to the increase in yield on interest earning assets, driving the aggregate loan yield 4 basis points higher from 5.29% in the second quarter of 2018 to 5.33% in the second quarter of 2019.  As the composition of the aggregate loan yield has shifted, solid loan growth at yields accretive to the existing portfolio yield has enabled the Company to offset the decrease in loan fee income. While deferred loan fees are regularly amortized into income, fluctuations in the level of loan fees recognized can vary based on prepayments and other factors.

A summary of interest and fees recognized on loans for the dates indicated is as follows:

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Interest	5.10%	5.07%	4.98%	4.87%	4.80%
Fees	0.23	0.20	0.29	0.38	0.49
Yield on Loans	5.33%	5.27%	5.27%	5.25%	5.29%

Interest expense was $7.4 million for the second quarter of 2019, an increase of $246,000, or 3.4%, from $7.1 million in the first quarter of 2019, and an increase of $2.9 million, or 64.3%, from $4.5 million in the second quarter of 2018. The cost of interest bearing liabilities increased to 2.07% in the second quarter of 2019 from 2.06% in the first quarter of 2019, and 1.52% in the second quarter of 2018. These increases are due to higher costs and repricing of deposits and borrowings during both periods. Notably, since the Federal Open Market Committee began communicating its dovish policy pivot, the pace of rate increases on deposits decelerated significantly, and the Company only experienced a one basis point rise in funding costs on a linked-quarter basis. At the same time, local market competition for deposits remains fierce.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months ended June 30, 2019, March 31, 2019, and June 30,  2018 is as follows:

	For the Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$38,142	$171	1.80%	$27,945	$87	1.27%	$25,082	$65	1.04%
Investment Securities:
Taxable Investment Securities	140,890	1,058	3.01	138,397	973	2.85	119,244	488	1.64
Tax-Exempt Investment Securities (1)	103,223	1,103	4.28	110,463	1,173	4.31	120,965	1,247	4.13
Total Investment Securities	244,113	2,161	3.55	248,860	2,146	3.50	240,209	1,735	2.90
Loans (2)	1,755,686	23,321	5.33	1,707,908	22,179	5.27	1,426,751	18,800	5.29
Federal Home Loan Bank Stock	7,694	100	5.23	7,911	100	5.12	5,486	54	3.95
Total Interest Earning Assets	2,045,635	25,753	5.05%	1,992,624	24,512	4.99%	1,697,528	20,654	4.88%
Noninterest Earning Assets	24,072			18,550			17,807
Total Assets	$2,069,707			$2,011,174			$1,715,335
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	202,886	387	0.77%	181,033	232	0.52%	178,775	160	0.36%
Savings and Money Market Deposits	431,716	1,938	1.80	414,811	1,766	1.73	346,009	877	1.02
Time Deposits	354,026	2,120	2.40	329,511	1,880	2.31	305,077	1,386	1.82
Brokered Deposits	266,804	1,575	2.37	292,067	1,825	2.53	225,532	1,099	1.95
Federal Funds Purchased	2,089	12	2.24	24,956	160	2.59	12,340	56	1.82
Notes Payable	14,000	130	3.72	14,500	121	3.38	16,000	146	3.66
FHLB Advances	131,385	827	2.52	124,000	775	2.54	76,473	372	1.95
Subordinated Debentures	24,673	393	6.39	24,647	377	6.20	24,570	397	6.48
Total Interest Bearing Liabilities	1,427,579	7,382	2.07%	1,405,525	7,136	2.06%	1,184,776	4,493	1.52%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	401,480			369,912			320,581
Other Noninterest Bearing Liabilities	9,274			9,893			7,877
Total Noninterest Bearing Liabilities	410,754			379,805			328,458
Shareholders' Equity	231,374			225,844			202,101
Total Liabilities and Shareholders' Equity	$2,069,707			$2,011,174			$1,715,335
Net Interest Income / Interest Rate Spread		18,371	2.98%		17,376	2.93%		16,161	3.36%
Net Interest Margin (3)			3.60%			3.54%			3.82%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(233)			(245)			(262)
Net Interest Income		$18,138			$17,131			$15,899

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Loan Losses

The provision for loan losses was $600,000 for the second quarter of 2019 and the first quarter of 2019. The provision for loan losses decreased $300,000 in the second quarter of 2019,  compared to $900,000 for the second quarter of 2018. The provision for loan losses decreased in the second quarter of 2019 due to a decrease in charge-offs and increase in recoveries, in comparison to the second quarter of 2018.

The following table presents a reconciliation of the Company’s allowance for loan losses for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Balance at Beginning of Period	$20,607	$20,031	$17,121	$20,031	$16,502
Provision for Loan Losses	600	600	900	1,200	1,500
Charge-offs	(3)	(36)	(361)	(39)	(373)
Recoveries	158	12	6	170	37
Balance at End of Period	$21,362	$20,607	$17,666	$21,362	$17,666

Noninterest Income

Noninterest income was $1.1 million for the second quarter of 2019,  an increase of $500,000 from $634,000 for the first quarter of 2019, and an increase of $649,000 from $485,000 for the second quarter of 2018. The increase compared to both prior periods was primarily due to increased gains on sales of securities.

The following table presents the major components of noninterest income for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Noninterest Income:
Customer Service Fees	$189	$191	$185	$380	$355
Net Gain (Loss) on Sales of Securities	463	(5)	(59)	458	(59)
Net Loss on Sales of Foreclosed Assets	—	—	(141)	—	(137)
Letter of Credit Fees	213	246	297	459	367
Debit Card Interchange Fees	109	88	96	197	188
Other Income	160	114	107	274	158
Totals	$1,134	$634	$485	$1,768	$872

Noninterest Expense

Noninterest expense was $9.5 million for the second quarter of 2019, an increase of $1.6 million from $7.9 million for the first quarter of 2019, and an increase of $3.0 million from $6.5 million for the second quarter of 2018. The increase compared to both prior periods was attributed to the amortization of tax credit investments and continued investments in employees, technology, marketing, and other operating costs to meet the needs of the Company’s growth and brand awareness efforts.

The following table presents the major components of noninterest expense for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Noninterest Expense:
Salaries and Employee Benefits	$5,124	$4,802	$4,306	$9,926	$8,624
Occupancy and Equipment	785	656	597	1,441	1,171
FDIC Insurance Assessment	285	285	165	570	435
Data Processing	151	153	126	304	158
Professional and Consulting Fees	451	388	222	839	523
Information Technology and Telecommunications	208	236	220	444	403
Marketing and Advertising	404	465	280	869	564
Intangible Asset Amortization	47	48	47	95	95
Amortization of Tax Credit Investments	1,390	177	—	1,567	—
Other Expense	629	675	501	1,304	1,023
Totals	$9,474	$7,885	$6,464	$17,359	$12,996

The Company had 150  full-time equivalent employees at June 30, 2019, compared to 143 employees at March 31, 2019, and 125 employees at June 30, 2018. The increases include key strategic hires in deposit gathering, lending, and other supportive roles.  While the recognition of tax credit investments creates volatility in the level of total noninterest expense and concurrently the efficiency ratio, it directly reduces income tax expense and the effective tax rate. The efficiency ratio, a non-GAAP financial measure, was 50.1% for the second quarter of 2019, compared to 44.1% for the first quarter of 2019, and 39.0% for the second quarter of 2018. Excluding the impact of the amortization of tax credit investments, the adjusted efficiency ratio, a non-GAAP financial measure, was  42.7% for the second quarter of 2019, 43.1% for the first quarter of 2019, and 39.0% for the second quarter of 2018.

Income Taxes

The effective combined federal and state income tax rate for the second quarter of 2019 was 12.9%, a decrease from 24.4% for the first quarter of 2019, and a decrease from 25.2% for the second quarter of 2018. The lower effective combined rate compared to both periods was due to the recognition of tax credits that became eligible to be applied in 2019. The effective combined federal and state income tax rate for the six months ended June 30, 2019 was 18.7%.

Balance Sheet

Total assets at June 30, 2019 were $2.12 billion, a 3.7% increase from $2.05 billion at March 31, 2019, and a 21.1% increase from $1.75 billion at June 30, 2018. The increase in total assets was primarily due to organic loan growth.

Total gross loans at  June 30, 2019 were $1.78 billion, an increase of $61.3 million, or 3.6%, over total gross loans of $1.72 billion at March 31, 2019, and an increase of $321.6 million, or 22.0%, over total gross loans of $1.46 billion at June 30, 2018.

The following table details the composition of the Company’s loan portfolio, by category, at the dates indicated:

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
(dollars in thousands)
Commercial and Industrial	$287,804	$284,807	$260,833	$235,502	$204,072
Construction and Land Development	195,568	178,782	210,041	187,919	164,492
Real Estate Mortgage:
1 - 4 Family Mortgage	247,029	233,131	226,773	224,124	213,265
Multifamily	437,198	417,975	407,934	389,511	340,888
CRE Owner Occupied	68,681	66,130	64,458	65,905	65,891
CRE Nonowner Occupied	544,579	538,998	490,632	492,499	470,437
Total Real Estate Mortgage Loans	1,297,487	1,256,234	1,189,797	1,172,039	1,090,481
Consumer and Other	4,044	3,806	4,260	4,504	4,275
Total Loans, Gross	1,784,903	1,723,629	1,664,931	1,599,964	1,463,320
Allowance for Loan Losses	(21,362)	(20,607)	(20,031)	(18,949)	(17,666)
Net Deferred Loan Fees	(5,157)	(4,791)	(4,515)	(4,308)	(4,058)
Total Loans, Net	$1,758,384	$1,698,231	$1,640,385	$1,576,707	$1,441,596

Total deposits at June 30, 2019 were $1.70  billion, an increase of $55.6 million, or 3.4%, over total deposits of $1.64 billion at March 31, 2019, and an increase of $284.6 million, or 20.1%, over total deposits of $1.41  billion at June 30, 2018.

The following table details the composition of the Company’s deposit portfolio, by category, at the dates indicated:

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$409,198	$404,937	$369,203	$342,292	$323,320
Interest Bearing Transaction Deposits	231,318	180,459	179,567	175,455	178,045
Savings and Money Market Deposits	456,447	434,186	402,639	416,140	381,942
Time Deposits	359,338	346,163	318,356	290,887	300,701
Brokered Deposits	242,964	277,921	291,169	254,314	230,683
Total Deposits	$1,699,265	$1,643,666	$1,560,934	$1,479,088	$1,414,691

Total shareholders’ equity at June 30, 2019 was $229.1 million, a decrease of $2.6 million, or 1.1%, over total shareholders’ equity of $231.8 million at March 31, 2019, and an increase of $23.2 million, or 11.3%, over total shareholders’ equity of $205.9 million at June 30, 2018. The linked-quarter decrease is due to the execution of repurchases under the Company’s stock buyback program, partially offset by net income retained and increased unrealized gains. The year-over-year increase is due to net income retained and increased unrealized gains, partially offset by stock repurchases.

During the second quarter of 2019, the Company repurchased 1.1 million shares of its common stock, representing approximately 4% of the Company’s outstanding shares. Shares were repurchased at a weighted average price of $11.20 for a total of $12.6 million. Strong profitability and superior capital growth allowed the Company to strategically execute its stock buyback program to enhance shareholder value while maintaining adequate capital levels.

Tangible book value per share, a non-GAAP financial measure, was $7.78 as of June 30, 2019, an increase of 2.7% from $7.58 as of March 31, 2019, and an increase of 15.7% from $6.73 as of June 30, 2018.

Asset Quality

Asset quality metrics for the Company remained strong at June 30, 2019. Annualized net charge-offs (recoveries) as a percent of average loans for the second quarter of 2019 were (0.04)%, compared to 0.01% for the first quarter of 2019, and 0.10% for the second quarter of 2018. At June 30, 2019, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $1.6 million, or 0.07% of total assets, as compared to $1.6 million, or 0.08% of total assets at March 31, 2019, and $894,000, or 0.05% of total assets at June 30, 2018.

About the Company

Bridgewater Bancshares, Inc. is a financial holding company headquartered in Bloomington, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has two wholly owned subsidiaries, Bridgewater Investment Management, Inc. and BWB Holdings, LLC. Bridgewater Bank currently operates through 7 branches in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, Orono, and St. Paul, all located within the Minneapolis-St. Paul-Bloomington metropolitan statistical area.

Investor Relations Contact:

Jerry Baack

Chief Executive Officer

investorrelations@bwbmn.com

952-893-6866

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; the concentration of large loans to certain borrowers; the concentration of large deposits from certain customers; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2019	2018	2018
	(Unaudited)		(Unaudited)
ASSETS
Cash and Cash Equivalents	$66,389	$28,444	$21,917
Bank-Owned Certificates of Deposit	2,699	3,305	3,803
Securities Available for Sale, at Fair Value	241,925	253,378	246,071
Loans, Net of Allowance for Loan Losses of $21,362 at June 30, 2019 (unaudited), $20,031 at December 31, 2018 and $17,666 at June 30, 2018 (unaudited)	1,758,384	1,640,385	1,441,596
Federal Home Loan Bank (FHLB) Stock, at Cost	8,064	7,614	5,294
Premises and Equipment, Net	18,623	13,074	10,457
Foreclosed Assets	1,033	—	148
Accrued Interest	7,583	6,589	5,971
Goodwill	2,626	2,626	2,626
Other Intangible Assets, Net	956	1,052	1,147
Other Assets	15,349	17,274	13,888
Total Assets	$2,123,631	$1,973,741	$1,752,918

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$409,198	$369,203	$323,320
Interest Bearing	1,290,067	1,191,731	1,091,371
Total Deposits	1,699,265	1,560,934	1,414,691
Federal Funds Purchased	—	18,000	—
Notes Payable	14,000	15,000	16,000
FHLB Advances	142,500	124,000	84,000
Subordinated Debentures, Net of Issuance Costs	24,681	24,630	24,578
Accrued Interest Payable	2,109	1,806	1,502
Other Liabilities	11,939	8,373	6,220
Total Liabilities	1,894,494	1,752,743	1,546,991

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value
Authorized 10,000,000; None Issued and Outstanding at June 30, 2019 (unaudited), December 31, 2018 and June 30, 2018 (unaudited)	—	—	—
Common Stock- $0.01 par value
Common Stock - Authorized 75,000,000; Issued and Outstanding 28,986,729 at June 30, 2019 (unaudited), 30,097,274 at December 31, 2018 and 27,235,832 at June 30, 2018 (unaudited)	290	301	272
Non-voting Common Stock- Authorized 10,000,000; Issued and Outstanding -0- at June 30, 2019 (unaudited) and December 31, 2018 and 2,823,542 at June 30, 2018 (unaudited)	—	—	28
Additional Paid-In Capital	113,838	126,031	125,516
Retained Earnings	111,261	96,234	82,010
Accumulated Other Comprehensive Income (Loss)	3,748	(1,568)	(1,899)
Total Shareholders' Equity	229,137	220,998	205,927
Total Liabilities and Equity	$2,123,631	$1,973,741	$1,752,918

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
INTEREST INCOME
Loans, Including Fees	$23,321	$22,179	$18,800	$45,500	$35,848
Investment Securities	1,928	1,901	1,473	3,829	3,040
Other	271	187	119	458	214
Total Interest Income	25,520	24,267	20,392	49,787	39,102

INTEREST EXPENSE
Deposits	6,020	5,703	3,522	11,723	6,531
Notes Payable	130	121	146	251	298
FHLB Advances	827	775	372	1,602	671
Subordinated Debentures	393	377	397	770	766
Federal Funds Purchased	12	160	56	172	174
Total Interest Expense	7,382	7,136	4,493	14,518	8,440

NET INTEREST INCOME	18,138	17,131	15,899	35,269	30,662
Provision for Loan Losses	600	600	900	1,200	1,500

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	17,538	16,531	14,999	34,069	29,162

NONINTEREST INCOME
Customer Service Fees	189	191	185	380	355
Net Gain (Loss) on Sales of Available for Sale Securities	463	(5)	(59)	458	(59)
Net Loss on Sales of Foreclosed Assets	—	—	(141)	—	(137)
Other Income	482	448	500	930	713
Total Noninterest Income	1,134	634	485	1,768	872

NONINTEREST EXPENSE
Salaries and Employee Benefits	5,124	4,802	4,306	9,926	8,624
Occupancy and Equipment	785	656	597	1,441	1,171
Other Expense	3,565	2,427	1,561	5,992	3,201
Total Noninterest Expense	9,474	7,885	6,464	17,359	12,996

INCOME BEFORE INCOME TAXES	9,198	9,280	9,020	18,478	17,038
Provision for Income Taxes	1,189	2,262	2,274	3,451	4,342
NET INCOME	$8,009	$7,018	$6,746	$15,027	$12,696

EARNINGS PER SHARE
Basic	$0.27	$0.23	$0.22	$0.50	$0.45
Diluted	0.26	0.23	0.22	0.49	0.45
Dividends Paid Per Share	—	—	—	—	—

Bridgewater Bancshares, Inc. and Subsidiaries
Summary Quarterly Consolidated Financial Data

(dollars in thousands)

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Selected Asset Quality Data
Loans 30-89 Days Past Due	$470	$387	$311	$12	$645
Loans 30-89 Days Past Due to Total Loans	0.03%	0.02%	0.02%	0.00%	0.04%
Nonperforming Loans	$555	$1,557	$581	$718	$746
Nonperforming Loans to Total Loans	0.03%	0.09%	0.03%	0.04%	0.05%
Foreclosed Assets	$1,033	$—	$—	$—	$148
Nonaccrual Loans to Total Loans	0.03%	0.09%	0.03%	0.04%	0.05%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.03	0.09	0.03	0.04	0.05
Nonperforming Assets (1)	$1,588	$1,557	$581	$718	$894
Nonperforming Assets to Total Assets (1)	0.07%	0.08%	0.03%	0.04%	0.05%
Allowance for Loan Losses to Total Loans	1.20	1.20	1.20	1.18	1.21
Allowance for Loans Losses to Nonperforming Loans	3,849.01	1,323.51	3,447.68	2,639.14	2,368.10
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	(0.04)	0.01	(0.07)	0.00	0.10

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due plus foreclosed assets.

Non-GAAP Financial Measures

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
(dollars in thousands)
Efficiency Ratio
Noninterest Expense	$9,474	$7,885	$6,464	$17,359	$12,996
Less: Amortization of Intangible Assets	(47)	(48)	(47)	(95)	(95)
Adjusted Noninterest Expense	$9,427	$7,837	$6,417	$17,264	$12,901
Net Interest Income	18,138	17,131	15,899	35,269	30,662
Noninterest Income	1,134	634	485	1,768	872
Less: (Gain) Loss on Sales of Securities	(463)	5	59	(458)	59
Adjusted Operating Revenue	$18,809	$17,770	$16,443	$36,579	$31,593
Efficiency Ratio	50.1%	44.1%	39.0%	47.2%	40.8%

Adjusted Efficiency Ratio
Noninterest Expense	$9,474	$7,885	$6,464	$17,359	$12,996
Less: Amortization of Tax Credit Investments	(1,390)	(177)	—	(1,567)	—
Less: Amortization of Intangible Assets	(47)	(48)	(47)	(95)	(95)
Adjusted Noninterest Expense	$8,037	$7,660	$6,417	$15,697	$12,901
Net Interest Income	18,138	17,131	15,899	35,269	30,662
Noninterest Income	1,134	634	485	1,768	872
Less: (Gain) Loss on Sales of Securities	(463)	5	59	(458)	59
Adjusted Operating Revenue	$18,809	$17,770	$16,443	$36,579	$31,593
Adjusted Efficiency Ratio	42.7%	43.1%	39.0%	42.9%	40.8%

	As of and for the Three Months Ended		As of and for the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
(dollars in thousands, except share data)
Tangible Common Equity and Tangible Common Equity/Tangible Assets
Common Equity	$229,137	$205,927
Less: Intangible Assets	(3,582)	(3,773)
Tangible Common Equity	225,555	202,154
Total Assets	2,123,631	1,752,918
Less: Intangible Assets	(3,582)	(3,773)
Tangible Assets	$2,120,049	$1,749,145
Tangible Common Equity/Tangible Assets	10.64%	11.56%

Tangible Book Value Per Share
Book Value Per Common Share	$7.90	$6.85
Less: Effects of Intangible Assets	(0.12)	(0.12)
Tangible Book Value Per Common Share	$7.78	$6.73

Average Tangible Common Equity
Average Common Equity	$231,374	$202,101	$228,625	$175,855
Less: Effects of Average Intangible Assets	(3,605)	(3,796)	(3,630)	(3,820)
Average Tangible Common Equity	$227,769	$198,305	$224,995	$172,035

Bridgewater Bancshares, Inc. and Subsidiaries

Analysis of Average Balances, Yields and Rates (year-to-date)

(dollars in thousands, except per share data) (Unaudited)

	For the Six Months Ended
	June 30, 2019			June 30, 2018
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$33,071	$258	1.57%	$23,396	$115	0.98%
Investment Securities:
Taxable Investment Securities	139,651	2,031	2.93	118,485	1,121	1.91
Tax-Exempt Investment Securities (1)	106,823	2,276	4.30	117,913	2,430	4.16
Total Investment Securities	246,474	4,307	3.52	236,398	3,551	3.03
Loans (2)	1,731,928	45,500	5.30	1,390,094	35,848	5.20
Federal Home Loan Bank Stock	7,802	200	5.17	5,439	99	3.67
Total Interest Earning Assets	2,019,275	50,265	5.02%	1,655,327	39,613	4.83%
Noninterest Earning Assets	21,327			15,462
Total Assets	$2,040,602			$1,670,789
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	192,020	619	0.65%	180,348	272	0.30%
Savings and Money Market Deposits	423,310	3,704	1.76	349,987	1,633	0.94
Time Deposits	341,836	4,001	2.36	301,724	2,643	1.77
Brokered Deposits	279,366	3,399	2.45	211,657	1,983	1.89
Federal Funds Purchased	13,459	172	2.58	20,381	174	1.72
Notes Payable	14,250	251	3.55	16,250	298	3.70
FHLB Advances	127,713	1,602	2.53	72,398	671	1.87
Subordinated Debentures	24,660	770	6.30	24,557	766	6.29
Total Interest Bearing Liabilities	1,416,614	14,518	2.07%	1,177,302	8,440	1.45%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	385,758			308,216
Other Noninterest Bearing Liabilities	9,605			9,416
Total Noninterest Bearing Liabilities	395,363			317,632
Shareholders' Equity	228,625			175,855
Total Liabilities and Shareholders' Equity	$2,040,602			$1,670,789
Net Interest Income / Interest Rate Spread		35,747	2.95%		31,173	3.38%
Net Interest Margin (3)			3.57%			3.80%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(478)			(511)
Net Interest Income		$35,269			$30,662

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.